Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion as Exhibit 99.1 in this Current Report on Form 8-K/A filed March 3, 2014 and the incorporation by reference in Registration Statement No. 333-163670 on Form S-8, Registration Statement No. 333-189538 on Form S-3 and Registration No. 333-192025 on Form S-3 of our report, dated March 3, 2014, relating to the consolidated financial statements of Concortis Biosystems, Corp. and Subsidiary for the year ended December 31, 2012.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 3, 3014